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                                                                     Exhibit 4.2


                                    FORM OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            TCI COMMUNICATIONS, INC.


                 TCI COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                 (1) The name of the Corporation is TCI Communications, Inc. The original Certificate of Incorporation of the Corporation was filed on August 20, 1968. The name under which the Corporation was originally incorporated is American Tele-Communications, Inc. The Certificate of Incorporation of the Corporation has heretofore been restated twice with Restated Certificates of Incorporation for the Corporation being filed on July 19, 1979 and August 4, 1994, respectively.

                 (2) This Restated Certificate of Incorporation (the "Certificate") further amends and restates the Certificate of Incorporation of the Corporation.

                 (3) Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

                                      NAME

                          The name of the corporation is TCI Communications,
Inc. (the "Corporation").
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                                   ARTICLE II

                               REGISTERED OFFICE

                 The address of the Corporation's registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

                                    PURPOSE

                 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

                                AUTHORIZED STOCK

                 The total number of shares of capital stock which the Corporation shall have authority to issue is 6,005,000 shares, of which 1,005,000 shares shall be common stock ("Common Stock") and five million 5,000,000 shares shall be preferred stock ("Preferred Stock"). Said shares of Common Stock shall be all of one class and shall be divided into the following series: (a) 905,553 shares shall be designated as Series A Common Stock with a par value of $1.00 per share ("Series A Common Stock"); and (b) 94,447 shares shall be designated as Series B Common Stock with a par value of $1.00 per share ("Series B Common Stock"). Said shares of Preferred Stock shall be all of one class with a par value of $.01 per share, and shall be issued in one or more series as set forth in Section B below.





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                 Upon this Certificate becoming effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Time"):

                 (i) each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified and changed into one (1) validly issued, fully paid and nonassessable share of Series A Common Stock.

                 (ii) each certificate that theretofore represented shares of Class A Common Stock shall thereafter represent the number of shares of Series A Common Stock into which the shares of Class A Common Stock represented by such certificate shall have been reclassified;

                 (iii) each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified and changed into one (1) validly issued, fully paid and nonassessable share of Series B Common Stock; and

                 (iv) each certificate that theretofore represented shares of Class B Common Stock shall thereafter represent the number of shares of Series B Common Stock into which the shares of Class B Common Stock represented by such certificate shall have been reclassified.

                                   SECTION A

                SERIES A COMMON STOCK AND SERIES B COMMON STOCK

                 Each share of the Series A Common Stock and each share of the Series B Common Stock of the Corporation shall, except as otherwise provided in this Article IV, Section A, be identical in all respects and shall have equal rights and privileges.

                 1.       Voting Rights.

                          Holders of Series A Common Stock shall be entitled to
100 votes for each share of such stock held, and holders of Series B Common Stock shall be entitled to 1,000





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votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware and, with respect to any series of Preferred Stock, except as may be provided in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by Article IV, Section B, of this Certificate, the holders of outstanding shares of Series A Common Stock, the holders of outstanding shares of Series B Common Stock and the holders of outstanding shares of each series of Preferred Stock shall vote together as one class with respect to (i) any general election of directors and
(ii) all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of any class of Common Stock or any series of Preferred Stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Series A Common Stock, Series B Common Stock or any series of Preferred Stock shall be required for the approval of any such matter.

                 2.       Conversion Rights.

                 Each share of Series B Common Stock shall be convertible, at the option of the holder thereof, into one share of Series A Common Stock. Any such conversion may be effected by any holder of Series B Common Stock by surrendering such holder's certificate or certificates for the Series B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified





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number of shares of Series B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Series A Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Series A Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the person or persons entitled to receive the Series A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Series A Common Stock on that date. A number of shares of Series A Common Stock equal to the number of shares of Series B Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Series B Common Stock. Shares of Series B Common Stock that have been converted hereunder shall remain treasury shares to be disposed of by resolution of the Board of Directors. Shares of Series A Common Stock shall not be convertible into shares of Series B Common Stock.

                 3. Dividends. Subject to subparagraph 4 of this Section A, whenever a dividend is paid to the holders of Series A Common Stock, the Corporation also shall pay to the holders of Series B Common Stock a dividend per share at least equal to the dividend per





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share paid to the holders of the Series A Common Stock.  Subject to subparagraph 4 of this Section A, whenever a dividend is paid to the holders of Series B Common Stock, the Corporation shall also pay to the holders of the Series A Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Series B Common Stock. Dividends shall be payable only as and when declared by the Board of Directors out of funds legally available therefor.

                 4. Share Distributions. If at any time a distribution paid in Series A Common Stock, Series B Common Stock, or any other securities of the Corporation or any other entity (hereinafter sometimes called a "share distribution") is to be made with respect to the Series A Common Stock or Series B Common Stock, such share distribution may be declared and paid only as follows:

                 (i) a share distribution consisting of shares of Series A Common Stock (or convertible securities convertible into or exercisable or exchangeable for shares of Series A Common Stock) to holders of Series A Common Stock and Series B Common Stock, on an equal per share basis; or consisting of shares of Series B Common Stock (or convertible securities convertible into or exercisable or exchangeable for shares of Series B Common Stock) to holders of Series B Common Stock and Series A Common Stock, on an equal per share basis; or consisting of shares of Series A Common Stock (or convertible securities convertible into or exercisable or exchangeable for shares of Series A Common Stock) to holders of Series A Common Stock and, on an equal per share basis, shares of Series B Common stock (or like convertible securities convertible into





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         or exercisable or exchangeable for shares of Series B Common Stock) to holders of Series B Common Stock; and

                 (ii) a share distribution consisting of any class or series of securities of the Corporation or any other entity other than Series A Common Stock or Series B Common Stock (or convertible securities convertible into or exercisable or exchangeable for shares of Series A Common Stock or Series B Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A Common Stock and Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A Common Stock and another class or series of securities to holders of Series B Common Stock, provided that the securities so distributed (and, if the distribution consists of convertible securities, the securities into which such convertible securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of the shares of Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Common Stock and the Series B Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of the Corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series





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         A Common Stock and the Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

                 The Corporation shall not reclassify, subdivide or combine the Series A Common Stock without reclassifying, subdividing or combining the Series B Common Stock, on an equal per share basis. The Corporation shall not reclassify, subdivide or combine the Series B Common Stock without reclassifying, subdividing or combining the Series A Common Stock, on an equal per share basis.

                 5. Liquidation and Mergers. Subject to the prior payment in full of the preferential amounts to which any Preferred Stock is entitled, the holders of Series A Common Stock and the holders of Series B Common Stock shall share equally, on a share for share basis, in any distribution of the Corporation's assets upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provisions for payment of the debts and other liabilities of the Corporation. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subparagraph 5.

                                   SECTION B

                                PREFERRED STOCK

                 The Preferred Stock may be issued, from time to time, in one or more series, with such powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a





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resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix with respect to each series:

                 (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

                 (ii) the dividend rate or amounts, if any, for the particular series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative and the relative rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of that series;

                 (iii) the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series;

                 (iv) the right, if any, of the holders of a particular series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another entity, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;





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                 (v)      the voting rights, if any, of the holders of a
         particular series (which may be in addition to or in lieu of those specified in this Certificate); and

                 (vi) the terms and conditions, if any, for the Corporation to purchase or redeem shares of a particular series.

                                   ARTICLE V

                                   DIRECTORS

                                   SECTION A

                              NUMBER OF DIRECTORS

                 The governing body of the Corporation shall be a Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors (and the automatic increase of the number of directors during the period such rights are vested if the resolution or resolutions providing for the establishment of such series so provides), the number of directors shall not be less than three (3) and the exact number of directors shall be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.

                                   SECTION B

                              REMOVAL OF DIRECTORS

         Subject to the rights of the holders of any series of Preferred Stock with respect to directors especially elected by such holders, directors may be removed from office with or without cause upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Series A Common Stock, Series B Common Stock and any series of Preferred Stock entitled to vote at an any general election of directors, voting together as a single class.





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                                   SECTION C

                   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

         Subject to the rights of the holders of any series of Preferred Stock with respect to directors especially elected by such holders, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director whose vacancy he has filled. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as may be provided in the terms of any series of Preferred Stock with respect to any additional director especially elected by the holders of such series of Preferred Stock.

                                   SECTION D

                  LIMITATION ON LIABILITY AND INDEMNIFICATION

         1.      Limitation On Liability.

                 To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.





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         2.      Indemnification.

                 (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section D. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                 (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.





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                 (c)       CLAIMS.  If a claim for indemnification or payment
of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

                 (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquires under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                 (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

         3.      Amendment or Repeal.

                 Any repeal or modification of the foregoing provisions of this Section D shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.





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                                    SECTION E

                              AMENDMENT OF BYLAWS

                 The Board of Directors of the Corporation is authorized to adopt, amend, or repeal the bylaws of the Corporation except as and to the extent provided in the bylaws.

                                   ARTICLE VI

                                      TERM

                 The term of existence of this Corporation shall be perpetual.

                                  ARTICLE VII

                              STOCK NOT ASSESSABLE

                 The capital stock of this Corporation shall not be assessable if fully paid. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation.

                                  ARTICLE VIII

                            MEETINGS OF STOCKHOLDERS

                                   SECTION A

                          ANNUAL AND SPECIAL MEETINGS

         Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in the terms of any series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation only (i) upon the written request of the holders of not less than 25% of the total voting power of the outstanding Voting Securities (as defined





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hereinafter) or (ii) at the request of at least 75% of the members of the Board of Directors then in office. The term "Voting Securities" shall include the Series A Common Stock, the Series B Common Stock and any series of Preferred Stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof.

                                   SECTION B

                      STOCKHOLDER ACTION WITHOUT A MEETING

         Except as otherwise provided in the terms of any series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied.

                                   ARTICLE IX

                      CERTAIN COMPROMISES OR ARRANGEMENTS

                 Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in





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such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                 IN WITNESS WHEREOF, said TCI COMMUNICATIONS, INC. has caused this Restated Certificate of Incorporation to be signed by its President this _______ day of ________, 1995.

                                        TCI COMMUNICATIONS INC.



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:





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